INVESTMENT COMPANY BLANKET BOND - SUMMARY PREMIUM ALLOCATION 7/1/2023 - 7/1/2024

Premium for $44M bond coverage limit(55,688 + 34,553)	90,241.00
Allocation: 13% VP Distributors	11,731.33
12% Virtus Fund Services	10,828.92
26% Investment Advisors	23,462.66	[SEE DISTRIBUTION BELOW]
1% Virtus Partners	902.41
48% Mutual Funds	43,315.68	[SEE DISTRIBUTION BELOW]

FUND	Gross Assets as of 6-30-2023	% of (48%) Total	Total Allocated Premium
Virtus Alternative Solutions Trust	4,531,376,798.28	0.069243038	2,999.31
Virtus Asset Trust	6,974,788,325.50	0.106580307	4,616.60
Virtus Equity Trust	12,205,585,080.48	0.186511038	8,078.85
Virtus Event Opportunities Trust	482,266,086.80	0.007369409	319.21
Virtus Investment Trust	10,677,796,179.65	0.163165209	7,067.61
Virtus Opportunities Trust	11,252,370,365.11	0.171945159	7,447.92
Virtus Strategy Trust	3,237,193,622.53	0.049466891	2,142.69
Virtus Variable Insurance Trust	839,112,028.49	0.012822298	555.41
The Merger Fund ®	3,592,735,766.22	0.054899857	2,378.02
The Merger Fund ® VL	43,831,804.14	0.000669785	29.01
DNP Select Income Fund, Inc. (DNP)	4,176,465,244.00	0.063819707	2,764.39
DTF Tax Free Income, Inc. (DTF)	103,715,762.00	0.001584859	68.65
Duff & Phelps Global Utility and Infrastructure Fund, Inc. (DPG)	601,193,911.61	0.009186721	397.93
Virtus Global Multi-Sector Income Fund (VGI)	147,025,492.14	0.002246666	97.32
Virtus Total Return Fund Inc. (ZTR)	689,704,073.59	0.010539226	456.51
ETFis Series Trust I	1,164,373,778.77	0.017792556	770.70
Virtus ETF Series Trust II	210,703,809.32	0.003219722	139.46
Virtus Artificial Intelligence & Technology Opportunities Fund (AIO)	820,622,809.91	0.012539769	543.17
Virtus Convertible & Income Fund (NCV)	558,110,081.94	0.008528365	369.41
Virtus Convertible & Income Fund II (NCZ)	424,947,652.37	0.006493538	281.27
Virtus Convertible & Income 2024 Target Term Fund (CBH)	240,221,418.82	0.003670774	159.00
Virtus Diversified Income & Convertible Fund (ACV)	330,197,799.55	0.005045685	218.56
Virtus Equity & Convertible Income Fund (NIE)	645,843,439.80	0.009869001	427.48
Virtus Dividend, Interest & Premium Strategy Fund (NFJ)	1,365,008,974.81	0.020858422	903.50
Virtus Stone Harbor Emerging Markets Income Fund (EDF)	74,878,650.95	0.001144205	49.56
Virtus Stone Harbor Emerging Markets Total Income Fund (EDI)	51,554,407.83	0.000787792	34.12

Total	65,441,623,364.61	100.00%	43,315.68

INVESTMENT ADVISER	Gross Assets by Adviser as of 6-30-2023	% of (26%) Total	Allocated Premium
Virtus Investment Advisers, Inc.	13,981,123,442.92	0.213643	5,012.63
Virtus Alternative Investment Advisers, Inc.	93,223,266.73	0.001425	33.42
Virtus ETF Advisers LLC	1,206,004,165.88	0.018429	432.39
Virtus Fund Advisers, LLC	510,893,167.78	0.007807	183.17
Ceredex Value Advisors LLC	3,422,850,903.77	0.052304	1,227.19
Duff & Phelps Investment Management Co.	6,931,082,325.45	0.105912	2,484.99
Kayne Anderson Rudnick Investment Management, LLC	14,488,695,780.29	0.221399	5,194.60
Newfleet Asset Management, a division of Virtus Fixed Income Advisers, LLC	6,638,284,037.55	0.101438	2,380.01
NFJ Investment Group, LLC	3,548,838,643.41	0.054229	1,272.36
Seix Investment Advisors, a division of Virtus Fixed Income Advisers, LLC	3,034,218,977.15	0.046365	1,087.85
Silvant Capital Management LLC	1,521,240,473.37	0.023246	545.41
Sustainable Growth Advisers, LP	320,392,400.97	0.004896	114.87
Stone Harbor Investment Partners, a division of Virtus Fixed Income Advisers, LLC	706,501,766.06	0.010796	253.30
Westchester Capital Management, LLC / Westchester Capital Partners, LLC	4,118,833,657.16	0.062939	1,476.72
AlphaSimplex Group LLC / AlphaSimplex GP, LLC	4,402,020,853.06	0.067266	1,578.25
Virtus Systematic team of Virtus Investment Advisers, Inc.	280,269,088.08	0.004283	100.48
Virtus Multi-Asset team of Virtus Investment Advisers, Inc.	237,150,414.98	0.003624	85.03

Total	65,441,623,364.61	100.00%	23,462.66